UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 Sunset Blvd., West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On September 16, 2009, Ticketmaster Entertainment, Inc. (the “Company”) filed a Current Report on Form 8-K/A (the “Form 8-K Amendment 1”) amending the Current Report on Form 8-K that it originally filed on July 13, 2009 (the “Original Form 8-K”). Exhibit 99.1 of Item 9.01 of the Form 8-K Amendment 1 contained (a) the Company’s Audited Consolidated Financial Statements for the years ended December 31, 2008, 2007 and 2006, and the related notes, as set forth in Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-159991) filed by Live Nation, Inc. (“Live Nation”) on September 15, 2009, as restated to correct certain errors and (b) the report of Ernst & Young LLP, the Company’s independent registered public accounting firm, and (i) updated pages F-1 through F-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended (the “2008 Annual Report”) and (ii) superseded and replaced the financial statements and related notes that were incorporated by reference in the Original Form 8-K.

The Company is filing this Current Report on Form 8-K/A in order to correct a page reference in the report of Ernst & Young LLP that was included as part of the Form 8-K Amendment 1. Exhibit 99.1 of Item 9.01 of this Current Report on Form 8-K/A contains the correct report of Ernst & Young LLP, which supersedes and replaces the corresponding opinion set forth in the 8-K Amendment 1.

All other information in the 2008 Annual Report, the Original Form 8-K and the Form 8-K Amendment 1 remains unchanged and has not been updated for events occurring after the filing of the report. The information in this Current Report on Form 8-K/A should be read in conjunction with the 2008 Annual Report, which was filed with the Securities and Exchange Commission on March 31, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Report of Ernst & Young LLP, the Company’s Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:	/s/ Chris Riley
Name:	Chris Riley
Title:	General Counsel, Secretary & SVP

Date: September 18, 2009

EXHIBIT LIST

Exhibit No.	Description

99.1	Report of Ernst & Young LLP, the Company’s Independent Registered Public Accounting Firm

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